================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            MULTI-COLOR CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                            NOTICE OF ANNUAL MEETING
                                October 15, 1998
                               AND PROXY STATEMENT


                             MULTI-COLOR CORPORATION
                       205 West Fourth Street, Suite 1140
                             Cincinnati, Ohio 45202

Dear Shareholder:

We invite you to attend our annual meeting of shareholders on October 15, 1998, in Cincinnati, Ohio. At the meeting, you will hear a report on our operations and have a chance to meet your directors and executives.

This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also describes how the Board operates and gives personal information about our director candidates.

Our proxy statement has a new look this year. We hope you find it easy to read and understand.

Even if you only own a few shares, we want your shares to be represented at the meeting. I urge you to complete, sign, date, and return your proxy card promptly in the enclosed envelope.

To attend the meeting in person, please follow the instructions on page 1.

Sincerely yours,




Louis M. Perlman
Chairman of the Board

September 11, 1998






                                                                 [Company Logo]

                            NOTICE OF ANNUAL MEETING
                                       OF
                     SHAREHOLDERS OF MULTI-COLOR CORPORATION




TIME:

         12:30 p.m., Eastern Time


DATE:

         October 15, 1998


PLACE:

         Multi-Color Corporation
         205 West Fourth Street
         Cincinnati, Ohio  45202


PURPOSE:

         .        Elect directors

         .        Vote on the 1998 Non-Employee Director Stock Option Plan

         . Ratify appointment of Grant Thornton LLP as the Company's independent public accountants for fiscal year 1999

         .        Conduct other business if properly raised


         Only shareholders of record on August 24, 1998 may vote at the meeting. The approximate mailing date of this Proxy Statement and accompanying Proxy
Card is September 11, 1998.


         YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE, AND RETURN YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.



         William R. Cochran
         Secretary

         September 11, 1998

TABLE OF CONTENTS                                                    PAGE
-------------------------------------------------------------------------

GENERAL INFORMATION...................................................-1-

ELECTION OF DIRECTORS.................................................-2-

APPROVAL OF 1998 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN..............-3-

RATIFICATION OF APPOINTMENT OF ACCOUNTANTS............................-4-

DIRECTOR COMPENSATION.................................................-4-

BOARD COMMITTEES......................................................-4-

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION...............-4-

PRINCIPAL SHAREHOLDERS................................................-6-

DIRECTORS AND EXECUTIVE OFFICERS .....................................-7-

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE...............-8-

CERTAIN TRANSACTIONS..................................................-8-

SUMMARY COMPENSATION TABLE...........................................-10-

OPTION GRANTS IN LAST FISCAL YEAR....................................-12-

PERFORMANCE GRAPH....................................................-12-

SHAREHOLDER PROPOSALS FOR NEXT YEAR..................................-13-

QUESTIONS?...........................................................-13-

EXHIBIT A............................................................-14-

GENERAL INFORMATION

WHO MAY VOTE

Shareholders of Multi-Color, as recorded in our stock register on August 24, 1998, may vote at the meeting. As of that date, Multi-Color had 2,292,460 shares of Common Stock outstanding.

HOW TO VOTE

You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

HOW PROXIES WORK

Multi-Color's Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some, or none of our director candidates. You may also vote for or against the other proposals or abstain from voting.

If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares in favor of our director candidates, in favor of the 1998 Non-Employee Director Stock Option Plan and in favor of the ratification of Grant Thornton LLP as the Company's independent public accountants for fiscal year 1999.

You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. And if you hold shares through someone else, such as a stockbroker, you may get material from them asking how you want to vote.

REVOKING A PROXY

You may revoke your proxy before it is voted by submitting a new proxy with a later date, by voting in person at the meeting, or by notifying Multi-Color's Secretary in writing at the address under "Questions?" on page 13.

QUORUM

In order to carry on the business of the meeting, we must have a quorum. This means at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person. Shares owned by Multi-Color are not voted and do not count for this purpose.

VOTES NEEDED

The director candidates receiving the most votes will be elected to fill the seats on the Board. Approval of the other proposals require the favorable vote of a majority of the votes cast. Only votes for or against a proposal count. Abstentions and broker non-votes count for quorum purposes but not for voting purposes. Broker non-votes occur when a broker returns a proxy but does not have authority to vote on a particular proposal.

ATTENDING IN PERSON

Only shareholders, their proxy holders, and Multi-Color's guests may attend the meeting.

OTHER MATTERS

Any other matters considered at the meeting including adjournment will require the affirmative vote of a majority of shares voting.

VOTING BY PROXY

All proxies properly signed will, unless a different choice is indicated, be voted "FOR" the election of all nominees for Directors proposed by the Board of Directors, "FOR" the adoption of the 1998 Non-Employee Stock Option Plan and "FOR" ratification of the selection of independent public accountants.

If any other matters come before the meeting or any adjournment, each proxy will be voted in the discretion of the individuals named as proxies on the card.

ELECTION OF DIRECTORS
(ITEM 1 ON THE PROXY CARD)

The Board has nominated the director candidates named below.

The Board of Directors oversees the management of the Company on your behalf. The Board reviews Multi-Color's long-term strategic plans and exercises direct decision-making authority in key areas, such as, choosing the Chief Executive Officer, setting the scope of his authority to manage the company's business day to day, and evaluating his performance. The Board also reviews development and succession plans for Multi-Color's top executives.

The Company's Code of Regulations requires that the Board of Directors consist of at least three members with the exact number to be established by shareholders or the Board of Directors. The Board of Directors has established a board consisting of six directors.

The Board is nominating for election all of the following: Gordon B. Bonfield, Charles B. Connolly, Lorrence T. Kellar, Burton D. Morgan, David H. Pease, Jr., and Louis M. Perlman. Pursuant to the terms of the Company's Series A Convertible Preferred Stock, (the "Series A Preferred"), the holders of the Series A Preferred are entitled to elect one member to the Company's Board of Directors.

Mr. Perlman was elected to the Board of Directors in May, 1996 as the Board designee of the holders of the Series A Preferred, and has been nominated for reelection by the holders of the Series A Preferred as the designee of the Series A Preferred. Proxies solicited by the Board will be voted for the election of these nominees. All directors elected at the Annual Meeting will be elected to hold office until the next annual meeting. In voting to elect directors, shareholders are not entitled to cumulate their votes.

Most Multi-Color directors - including five of our six nominees - are not Multi-Color employees. Only non-employee directors serve on Multi-Color's Audit and Compensation committees. All Multi-Color directors are elected for one-year terms. Personal information on each of our nominees is given below.

The Board met seven times last year. On average, Multi-Color's directors attended 96% of Board and committee meetings.

If a director nominee becomes unavailable before the election, your proxy card authorizes us to vote for a replacement nominee if the Board names one.

Nominees receiving the highest number of votes cast for the positions to be filled will be elected.

THE BOARD RECOMMENDS YOU VOTE FOR EACH OF THE FOLLOWING CANDIDATES:

-------------------------------------------------------------------------------
Gordon B. Bonfield      Mr. Bonfield was elected a Director in December, 1997
Age 47                  and President and Chief Executive Officer of the Company
Director since 1997     on January 7, 1998. He began employment on January 12,
                        1998. Mr. Bonfield has 23 years of packaging and printing experience and was most recently president of Fort James Corporation's Packaging Business, which was headquartered in Milford, Ohio. He joined Fort James in
                        1988 as Vice President and General Manager for the
                        Folding Carton Group. Prior to joining Fort James, Mr.
                        Bonfield was Vice President and General Manager of the folding carton division of Packaging Corporation of America which he joined in 1975 as a sales representative.

-------------------------------------------------------------------------------
Charles B. Connolly     Mr. Connolly was nominated for appointment to the Board
Age 41                  of Directors on August 13, 1998. Mr. Connolly has 19
Nominee in 1998         years of experience in the converting, coating and
                        packaging industries. He has served as Managing Partner
                        of Russell-Field Sales, LLC, a Chicago-based converter
                        of specialty paper and plastic substrates, since April,
                        1996. From March, 1994 to April, 1996 he served as Vice
                        President, Sales and Marketing for Lawson Mardon
                        Packaging. Prior to joining Lawson Mardon Packaging,
                        Mr. Connolly was Vice President and General Manager of
                        Camvac America, a subsidiary of Rexam P.L.C, that
                        produces vacuum metallized films, which he joined in
                        1984.
-------------------------------------------------------------------------------

Lorrence T. Kellar      Mr. Kellar was appointed a Director of the Company in
Age 61                  January, 1988. Mr. Kellar has been Vice President, Real
Director since 1988     Estate of Kmart Corporation since April, 1996. Prior to
                        that time, he served as Group Vice President of The
                        Kroger Co., having joined the company in 1965. His prior positions with The Kroger Co. included Vice President of
                        Corporate Development and Vice President-Treasurer. Mr.
                        Kellar also serves as a Director of BT Office Products, International and Loehmanns, Inc.

-------------------------------------------------------------------------------
Burton D. Morgan        Mr. Morgan served the Company as Chairman of the Board
Age 82                  of Directors from 1985 through August, 1996. Mr. Morgan
Director since 1985     has been President of Basic Search, Inc., an Ohio-based
                        venture capital firm, since its founding in 1977. Mr.
                        Morgan founded two companies which produce adhesive label stock. Mr. Morgan continues to serve as a member of the Board of Directors of one of these companies, Morgan Adhesives, Inc.

-------------------------------------------------------------------------------
David H. Pease, Jr.     Mr. Pease has served as a Director of the Company since
Age 69                  March, 1987. He is the Chairman and Chief Executive
Director since 1987     Officer of Pease Industries, Inc., a Cincinnati-based
                        manufacturer of residential building products, and has held these positions since 1980.

-------------------------------------------------------------------------------
Louis M. Perlman        Mr. Perlman was elected to the Company's Board of
Age 52                  Directors in May, 1996 as the Board representative of
Director since 1996     the Series A Preferred and was elected Chairman of the
                        Board of Directors on March 5, 1998. Mr. Perlman started as a consultant to the metals and minerals industry and subsequently expanded into real estate and other investments, including a group of trade publications specializing in the chemical industry which included
                        Chemical Week. For over five years, Mr. Perlman has been the President of Lazam Partners Ltd, which invests in real estate.

-------------------------------------------------------------------------------




APPROVAL OF 1998 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
(ITEM 2 ON THE PROXY CARD)

The Board of Directors recommends the approval of the 1998 Non-Employee Director Stock Option Plan under which 90,000 shares of Multi-Color Common Stock would be reserved for issuance. This Plan was adopted by the Board of Directors on August 13, 1998, subject to shareholder approval. The following is a summary of the Plan which appears in its entirety as Exhibit A to this Proxy Statement.

The Plan provides that options are to be granted with exercise prices at the fair market value of the Common Stock of the Company on the date of the grant. The closing price of the Company's Common Stock on August 24, 1998 was $6.00 per share. Options may be granted for varying periods up to ten years. Options are to be granted as non-qualified Options that do not qualify for the tax benefits provided under Section 422 of the Internal Revenue Code of 1986, as amended.

The right to exercise options vests immediately upon the time of grant. Options may be exercised for cash or for Company Common Stock at its fair market value on the date of the exercise. If a non-employee director ceases to be a member of the Board of Directors (other than by reason of death or disability) the option may be exercised by the director at any time within ninety days after he ceases to be a director, but not beyond the term of the option.

If the Plan is approved by the Shareholders, the Compensation Committee will administer the Plan. Immediately after the Plan is approved and on each anniversary of that date, each current non-employee director shall be granted an option to purchase 2,000 shares of Company Common Stock. Committee members also receive 2,000 non-qualified stock options per year per committee, up to a total of 6,000 non-qualified stock options per fiscal year. All current and subsequently appointed non-employee directors of the Company are eligible to receive awards under the Plan.

Non-employee directors who receive options incur no federal income tax liability at the time of grant. Such directors exercising non-qualified options recognize taxable income and the Company has a tax deduction at the time of exercise to the extent of the difference between the market price on the day of exercise and the exercise price.

The affirmative vote of a majority of votes cast at the meeting is required to approve the adoption of the Plan.

RATIFICATION OF APPOINTMENT OF ACCOUNTANTS
(ITEM 3 ON THE PROXY CARD)

Although not required by law, the Board is seeking shareholder ratification of its selection of Grant Thornton LLP. An affirmative vote of a majority of shares voting at the meeting is required for ratification. If ratification is not obtained, the Board intends to continue the employment of Grant Thornton LLP at least through fiscal 1999. Representatives of Grant Thornton LLP are expected to be present at the Shareholders' Meeting and will be given an opportunity to comment, if they so desire, and to respond to appropriate questions that may be asked by shareholders.

DIRECTOR COMPENSATION

Directors who are not employees for the Company receive a $5,000 annual retainer, non-qualified options to purchase 2,000 shares per year for serving as a Director plus $1,000 for each meeting attended. Committee members also receive 2,000 non-qualified stock options per year per committee, up to a total of 6,000 non-qualified stock options per fiscal year. Directors who are not employees of the Company will be eligible to receive awards under the 1998 Non-Employee Director Stock Option Plan, if this Plan is approved by the shareholders. Directors who are employees of the Company are not separately compensated for serving as Directors.

BOARD COMMITTEES

The Board appoints committees to help carry out its duties. In particular, Board committees work on key issues in greater detail than would be possible at full Board meetings. Each committee reviews the results of its meetings with the full Board. The Board of Directors does not have a nominating committee.

THE AUDIT COMMITTEE is responsible for reviewing the Company's internal accounting operations. It also recommends the employment of independent accountants and reviews the relationship between the Company and its outside accountants. This committee was established in June of 1988.

Committee members: Messrs. Kellar (Chairman), Pease and Perlman.

Meetings last year: four

THE COMPENSATION COMMITTEE is responsible for establishing compensation for management and administering the Company's stock option plans.

Committee members: Messrs. Kellar, Pease (Chairman) and Perlman.

Meetings last year: one

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION POLICIES

The Company's policies on executive compensation are designed to encourage and motivate its executive officers to achieve both short-term and long-term operating, financial and strategic goals, and thereby build shareholder value on a steady but aggressive basis. To that end, senior executive compensation packages are increasingly weighted towards incentive plans that emphasize stock ownership and bonus compensation arrangements which serve to align more closely the interests of management with shareholders. It is also the policy of the Committee to reward superior corporate performance, recognize individual initiative and achievement, and assist the Company in attracting and retaining qualified executives.

The Omnibus Budget Reconciliation Act of 1993 provides that compensation in excess of $1,000,000 per year paid to the Chief Executive Officer of a public company as well as the other executive officers listed in the compensation table will no longer be deductible unless the compensation is "performance-based" and approved by the shareholders. The Committee does not believe any action is required by the Company or its shareholders in order for the compensation paid to its executive officers to meet the requirements for deductibility.

SALARIES

The Committee believes it is important to maintain executive salaries at competitive levels, and relies heavily on comparisons with other regional companies of similar size. In determining salary adjustments for executive officers, the Committee takes into account, among other things, the salaries paid by comparable regional companies as reported in a study commissioned by the Company from a local consultant. The Committee believes these materials provide a broad representation of salaries paid in the region, which gives the Committee a reasonable basis for establishing salary levels and adjustments.

Salary levels and adjustments targeted are the average of the reported ranges. In establishing current salaries, the Committee took into account the Company's recent performance based on certain general financial and operational criteria. The Committee did not, however, base its decisions on salary levels or adjustments on specific quantifiable performance goals or targets, but attempted to maintain salaries at a level which will allow the Company to compete in the marketplace for executive talent. In addition, the Committee did not compare the Company's executive compensation with the levels of compensation paid by companies in the Media General Nasdaq Market Index or the Media General MG Industry Group 093-Printing Index, nor did the Committee attempt to correlate executive compensation levels with the Company's relative performance as shown in the financial performance graph contained in this Proxy Statement.

With respect to the salaries paid to Mr. Court and Mr. Bonfield, who was elected President to replace Mr. Court on January 7, 1998, the Committee utilized the salary data, Company performance and the other factors described above. The committee also evaluated the abilities of Mr. Court and Mr. Bonfield to develop and implement strategic plans for company growth and profitability. The Committee determined that their salaries are appropriate in light of these factors. In addition, Mr. Bonfield's compensation was negotiated in connection with the terms of his employment in January, 1998.

ANNUAL BONUSES

In its consideration of annual bonus awards, the Committee utilized the compensation survey mentioned above, but relied on such data to a lesser extent than in its review of the salary component.

STOCK OPTIONS

The Company's 1985 and 1997 Stock Option Plans are the principal means by which long-term incentive compensation is provided for key officers and employees of the Company and the interests of these persons are brought more closely into tandem with the interests of shareholders. The Plans are administered by the Compensation Committee.

The Company's policies on executive compensation are applicable to all decisions regarding the number, pricing, timing and the recipients of stock option grants.

RESPECTFULLY SUBMITTED BY THE MEMBERS OF THE COMPENSATION AND STOCK OPTION COMMITTEES, LORRENCE T. KELLAR, LOUIS M. PERLMAN, AND DAVID H. PEASE, JR. (CHAIRMAN)

PRINCIPAL SHAREHOLDERS

The following persons are the only shareholders known by the Company to own beneficially 5% or more of its outstanding Common Stock as of August 24, 1998:


                                                 Amount and Nature of                              Percent
    Name of Beneficial Owner                     Beneficial Ownership                             of Class
    ------------------------                     --------------------                             ---------
    Label Venture Group LLC                      531,000(1)(2)                                      22.6%

    Burton D. Morgan                             384,947(2)                                         16.7%

    John C. Court                                582,281(3)                                         23.9%

    Dimensional Fund Advisors Inc.               144,100(4)                                          6.3%



The business address of Label Venture Group LLC is 650 Madison Avenue, 21st Floor, New York, New York 10022. The business address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401. The business address of Mr. Court is 2145 East Hill Avenue, Cincinnati, Ohio 45208. The business address of all other persons is 205 West Fourth Street, Cincinnati, Ohio 45202.

1. Includes 525,000 shares of Common Stock issuable upon conversion of the Company's Series A Convertible Preferred Stock. Louis M. Perlman, Chairman of the Board of Directors of the Company, is a co-manager of Label Venture Group LLC which owns an equity interest in the Company. This 525,000 shares does not include 16,000 shares held by the Multi-Color Defined Benefit Plan of which Mr. Perlman is a trustee.

2. Included in the amount of Common Stock beneficially owned are the following shares of Common Stock subject to exercisable options or options exercisable within 60 days: Mr. Morgan - 8,000 shares and Mr. Perlman - 6,000 shares.

3. Included in the amount of Common Stock beneficially owned are 39,730 shares of Common Stock issuable upon conversion of the Company's Series B Convertible Preferred Stock. Also included are 106,625 shares of Common Stock subject to exercisable options or options exercisable within 60 days and 97,160 shares beneficially owned pursuant to a deferred compensation agreement.

4. Based on the filing made on February 10, 1998 by DFA Investment Dimensions Group, Inc. with the Securities and Exchange Commission, all shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional Fund Advisors Inc. disclaims beneficial ownership of all such shares.

DIRECTORS AND EXECUTIVE OFFICERS

This table lists the executive officers and directors of Multi-Color and shows how much common stock each owned on August 24, 1998.




                                                                                          Common Stock
                                                                                      Beneficially Owned(1)

Name and Age                                   Position                           Amount              Percentage
------------                                   --------                           ------              ----------

Louis M. Perlman(2)(3)(4)(5)                   Chairman of the Board of           531,000               22.6%
52                                             Directors

Gordon B. Bonfield                             President and Chief                 10,000                   *
47                                             Executive Officer, Director

Burton D. Morgan(2)                            Director                           384,947               16.7%
82

John R. Voelker(6)                             Vice President of Sales &           75,805                3.3%
55                                             Marketing

Lorrence T. Kellar(3)(4)(7)                    Director                            67,352                2.9%
61

David H. Pease, Jr.(3)(4)(7)                   Director                            45,352                2.0%
69

William R. Cochran(8)                          Vice President, Chief               17,625                   *
45                                             Financial Officer, Secretary

Francis D. Gerace(9)                           Vice President of Operations         7,500                   *
45

Steven G. Mulch(10)                            Vice President of Corporate          2,000                   *
48                                             Sales and Business
                                               Development

Charles B. Connolly                            Nominee for Director                 1,667                   *
41

All Executive Officers and Directors as                                         1,143,248               48.2%
a group (Ten Persons)


-------------------
1. Included in the amount of Common Stock Beneficially Owned are the following shares of Common Stock subject to exercisable options or options exercisable within 60 days: Mr. Perlman - 6,000 shares, Mr. Morgan - 8,000 shares, Mr. Kellar - 24,000 shares, Mr. Pease - 24,000 shares and Mr. Cochran - 15,125 shares.

2.       See "Principal Shareholders."

3.       Audit Committee Member

4.       Compensation Committee Member

5. Mr. Perlman is the co-manager of Label Venture Group LLC. Except through his equity interest in the Company through Label Venture Group LLC and certain management fees payable by Label Venture to Mr. Perlman, Mr. Perlman disclaims beneficial ownership of the securities held of record by Label Venture.

6. Mr. Voelker was appointed Vice President of Sales and Marketing of the Company in June of 1995. Prior to that time Mr. Voelker served as the Company's Vice President National Accounts from 1992 to 1995 and Vice President Multi-Color Graphics from 1989 to 1992.

7. Included in the amount of Common Stock Beneficially Owned are the following shares of Common Stock issuable upon exercise of the Company's Series B Convertible Preferred Stock: Mr. Kellar - 19,860 shares and Mr. Pease - 19,860 shares.

8. Mr. Cochran was appointed Vice President, Chief Financial Officer of the Company in June of 1994 and Secretary in June of 1998. Prior to joining Multi-Color, Mr. Cochran was Chief Financial Officer of AluChem, Inc. from 1990 to 1994. From 1975 to 1990, Mr. Cochran was employed in various accounting functions for Libbey Owens Ford, Owens-Corning and Deloitte & Touche, LLP.

9. Mr. Gerace was appointed Vice President of Operations of the Company on April 6, 1998. Prior to joining Multi-Color, Mr. Gerace was Director of Strategic Business Systems for Fort James Corporation's Packaging Business from 1993 to 1997. From 1974 to 1993, Mr. Gerace held various general management positions with Conagra, Inc. and Beatrice Foods Company.

10. Mr. Mulch was appointed Vice President of Corporate Sales and Business Development on April 6, 1998. Prior to joining Multi-Color, Mr. Mulch was Vice President and General Manager of a four plant division of Fort James Packaging Business from 1991 to 1997. From 1972 to 1991, Mr. Mulch held various positions with Tenneco, Inc. including general manager of the offset carton converting plant in Grand Rapids, Michigan.

*        Less than 1%


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16 of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership. Based on a review of the copies of such forms received by it, the Company believes that during the last fiscal year, all of its executive officers, directors and ten percent stockholders complied with the
Section 16 reporting requirements, except that a grant of options to Mr. Bonfield was reported in a Form 4 three months later than required.

CERTAIN TRANSACTIONS

         During 1992 the Company established a supplemental retirement plan for key executives which allows the Company to extend a maximum of $300,000 in loans to such employees with a maximum of $100,000 to any one individual. At March 29, 1998 and March 30, 1997 a $100,000 loan at no interest was outstanding under this program from John C. Court, the prior President and Chief Executive Officer of Multi-Color. This loan is to be paid as part of a separation agreement between the Company and Mr. Court. The agreement provides for the settlement of all matters between the Company and Mr. Court with mutual releases. In addition, Multi-Color will distribute to Mr. Court 97,160 shares of Multi-Color common stock held by the Company under a deferred compensation account established previously for Mr. Court. Multi-Color will also distribute to Mr. Court, after it has paid all accrued and unpaid preferred dividends, the following: (i) $68,270 in payment of a 1996 unpaid bonus; and (ii) $194,948 in payment of a deferred compensation account less $100,000 to cancel the previously mentioned no interest loan payable by Mr. Court to Multi-Color. Multi-Color issued to Mr. Court options to purchase 91,000 shares of its common stock at an exercise price of $7.375 per share, 12,500 shares at an exercise price of $2.625 per share and 3,125 shares at an exercise price of $6 per share all expiring July 9, 2001. These options represent the number of optioned shares held by Mr. Court which had vested pursuant to the Company's stock option plans as of his termination of employment on April 7, 1998. All other options held by Mr. Court were canceled. Mr. Court will also be paid three years of severance compensation at $42,000 per year and $403 per month for three years to cover group health insurance. Mr. Court also agreed to vote all shares of Common Stock now or hereafter owned by him in favor of the election of Messrs. Bonfield, Kellar, Morgan, Pease and Perlman or their replacements as directors of Multi-Color and appointed Messrs. Bonfield and Perlman or either of them as his proxies for that purpose. Mr. Court's voting obligation continues until May 1, 2001 so long as Messrs. Kellar or Pease is willing to serve as a nominee of the Board of Directors for election to the Board with provisions for the establishment of successors. Mr. Court also agreed that until May 1, 2001 he would not seek election to nor serve on the Board of Directors nor vote his shares in favor of changing the number of directors.

         In July 1998 the Company also entered into a separation agreement with John D. Littlehale, the prior Vice President of Manufacturing of Multi-Color. After payment of all accrued and unpaid preferred dividends Multi-Color will distribute $51,183 to Mr. Littlehale in full payment of his deferred compensation accounts less approximately $7,000 in outstanding obligations to Multi-Color. Multi-Color also issued to Mr. Littlehale options to purchase 27,300 shares of common stock at an exercise price of $7.325 per share, 5,000 shares at an exercise price of $2.625 per share and 1,250 shares at an exercise price of $6 per share all expiring July 15, 2001. Those options represent the number of optioned shares held by Mr. Littlehale which had vested pursuant to the Company's stock option plan as of March 5, 1998 when Mr. Littlehale's employment was terminated. All other options held by him were canceled. Multi-Color will pay Mr. Littlehale two years of severance compensation at the rate of $10,000 per year and $403 per month for two years to cover group health insurance. Mr. Littlehale also resigned as a director of Multi-Color and the parties gave mutual releases.

                           SUMMARY COMPENSATION TABLE




                                                                                     Long Term
                                                                                   Compensation
                                    Annual Compensation                               Awards

                                                                                    Securities
Name and                                                          Other Annual      Underlying     All Other
Principal Position      Year          Salary         Bonus        Compensation      Options (#)   Compensation(3)
------------------      ----          -------        -----        ------------      -----------   ---------------

Gordon B Bonfield     1998(4)        $ 44,745        $21,000        $11,400(1)        50,000        $ 3,900
President
Chief Executive

John C Court          1998(4)        $180,208            -0-        $55,271(2)           -0-        $ 3,740
President             1997            200,004         68,720         49,710           12,500          9,069
Chief Executive       1996            188,335         45,000         33,500           25,000         53,750

John D Littlehale     1998(5)        $ 98,087            -0-        $14,158(2)           -0-        $ 3,250
Vice President
Manufacturing,        1997            100,000        $17,180         13,348            5,000          3,729
Secretary             1996             94,177         25,000          8,500           10,000          2,825

John R Voelker        1998           $107,701            -0-        $11,543(2)           -0-        $ 3,434
Vice President        1997            100,000        $17,180         11,061              -0-          3,729
Sales and             1996             93,893         25,000          2,700           10,000          2,817
Marketing

William R. Cochran    1998(6)        $100,008            -0-        $11,164(2)           -0-        $ 3,251
Vice President        1997             90,000        $15,462          9,825            2,500          3,319
Finance/CFO,          1996             84,174         21,250          2,300            5,000          2,945
Secretary



1. The dollar value represents the difference between the purchase price of $5.36 and the fair market value of $6.50 on the date of purchase times the 10,000 shares purchased.

2. The Company has established a supplemental retirement program for key executives based on a percentage of the executive's salary. The percentage ranges from 8% to 15% of compensation. In fiscal 1998 each of the Accounts was credited with the following amounts: Mr. Court $55,271; Mr. Littlehale $14,158; Mr. Voelker $11,543; and Mr. Cochran $11,164 representing a percentage of salary plus accrued interest under this plan.

3. All other compensation includes the Company's contribution to the Multi-Color 401(k) profit sharing retirement savings plan (the "Retirement Plan"), the Multi-Color Corporation 1987 Employee Stock Purchase Plan and interest earned through the deferred compensation plan. Fiscal 1998 amounts are comprised of the Company's contributions under the Retirement Plan of $3,740 for Mr. Court; $3,250 for Mr. Littlehale; $3,434 for Mr. Voelker; and $3,251 for Mr. Cochran. Mr. Bonfield's compensation also includes the payment by the Company of $3,900 of certain benefits, including automobile allowance, on his behalf.

4. Mr. Bonfield was elected on January 7, 1998 to replace Mr. Court as President and Chief Executive Officer beginning January 12, 1998.

5. Mr. Littlehale resigned his positions of Vice President of Manufacturing and Secretary on March 5, 1998.

6.       Mr. Cochran was appointed Secretary on June 15, 1998.

         The Company and Mr. Bonfield have reached an agreement in principle to employ him through the period ending March 31, 2000 and to pay Mr. Bonfield an annual salary of $200,000 to be adjusted annually based on his performance as well as a bonus pursuant to the Executive Incentive Compensation Plan adopted by the Board of Directors in April, 1998. Pursuant to the Agreement, the Company will also grant Mr. Bonfield the immediate right to purchase up to 65,000 shares at $6.50 per share of Multi-Color Common Stock along with the right to purchase up to 35,000 shares before July 12, 1999, also at $6.50 per share. The Company has granted Mr. Bonfield a five-year option for 100,000 shares of Multi-Color Common Stock pursuant to the 1997 Stock Option Plan. This option vests one-third on each anniversary of the date of grant. Other details of the agreement have not been finalized.

         The Company maintains stock options plans which authorize the issuance of incentive and non-qualified stock options. Options granted under the plans contain such terms and conditions as are established by the Board of Directors at the time of the grant. All outstanding options generally have either six year or five year terms and vest twenty percent per year over five years in the case of six year options and twenty-five percent per year over four years in the case of five year options.

                        OPTION GRANTS IN LAST FISCAL YEAR



                                                                                             Potential Realized Value
                                                                                                  of Assumed Annual
                                          % of Total                                        Rates of Price Appreciation
                                            Options                                              for Option Term
                                             Price                                               ---------------
                                            Granted for
                            Options         Employees       Exercise
Individual Grants           Granted      in Fiscal Year   ($/Per Share)   Expiration Date      5%           10%
-----------------           -------      --------------   -------------   ---------------      ---          ---

Gordon B. Bonfield            50,000          33%             $6.77          1/12/2003        $93,521    $206,658

John C. Court                  -0-            --                --              --              --          --

John D. Littlehale             -0-            --                --              --              --          --

John R. Voelker                -0-            --                --              --              --          --

William R. Cochran             -0-            --                --              --              --          --



         No options were exercised during the last fiscal year by any of the individuals named in the above compensation table.


PERFORMANCE GRAPH

         The following performance Graph compares the Company's cumulative total shareholder return from March 28, 1993 through March 29, 1998, to that of the Media General Nasdaq Market Index, a broad market index, and Media General MG Industry Group 093 - Printing, an index of printing industry peer companies. The Graph assumes that the value of the investment in the Company's Common Stock and each index was $100.00 on March 28, 1993 and that all dividends were reinvested. Stock price performances shown in the Graph are not indicative of future price performances. This data was furnished by Media General Financial Services.


                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                         AMONG MULTI-COLOR CORPORATION,
                           MEDIA GENERAL NASDAQ MARKET
                           INDEX AND MEDIA GENERAL MG
                          INDUSTRY GROUP 093--PRINTING


                                                                     Media General                Media General MG
         Measurement Period                 Multi-Color              Nasdaq Market                 Industry Group
        (Fiscal Year Covered)               Corporation                  Index                      093-Printing
        --------------------                -----------                  -----                      ------------

           Measurement Pt.


              03/28/93                        $100.00                   $100.00                       $100.00

              04/03/94                         117.65                    115.57                         93.78

              04/02/95                          47.06                    122.61                        104.16

              03/31/96                          52.94                    164.91                        123.24

              03/30/97                          67.65                    184.50                        132.28

              03/29/98                          73.53                    278.82                        153.69




SHAREHOLDER PROPOSALS FOR NEXT YEAR

         The deadline for shareholder proposals to be included in the Proxy Statement for next year's meeting is February 28, 1999.

         The form of Proxy for this meeting grants authority to the designated proxies to vote in their discretion on any matters that come before the meeting except those set forth in the Company's Proxy Statement and except for matters as to which adequate notice is received. In order for a notice to be deemed adequate for the 1999 Annual Shareholders' Meeting, it must be received prior to May 14, 1999. If there is a change in the anticipated date of next year's annual meeting (or these deadlines) by more than 30 days, we will notify you of this change through our Form 10-Q filings.

QUESTIONS?

         If you have questions or need more information about the annual meeting, write to:

         William R. Cochran
         Secretary
         Multi-Color Corporation
         205 West Fourth Street, Suite 1140
         Cincinnati, Ohio 45202

         or call us at (513) 381-1480.

         For information about your record holdings call the Fifth Third Bank Shareholder Services at 1-800-837-2755. We also invite you to visit Multi-Color's Internet site at www.multicolorcorp.com. Internet site materials are for your general information and are not part of this proxy solicitation.

                                    EXHIBIT A

                           1998 NON-EMPLOYEE DIRECTOR

                              STOCK OPTION PLAN OF

                             MULTI-COLOR CORPORATION

   1. PURPOSE OF THE PLAN. This 1998 Non-Employee Director Stock Option Plan of Multi-Color Corporation adopted on this 15th day of October, 1998, is intended to encourage directors of the Company who are not officers or key employees of the Company or any of its Subsidiaries to acquire or increase their ownership of common stock of the Company. The opportunity so provided is intended to foster in participants an incentive to put forth maximum effort for the continued success and growth of the Company and its Subsidiaries, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals to the Company in the future.

   2. DEFINITIONS. When used herein, the following terms shall have the meanings set forth below:

         2.1    "Board" means the Board of Directors of Multi-Color Corporation.

         2.2 "Code" means the Internal Revenue Code of 1986, as in effect at the time of reference, or any successor revenue code which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of the Code shall refer to the corresponding provisions of the Code as it may hereafter be amended or replaced.


         2.3 "Committee" means the Compensation Committee of the Board or any other committee appointed by the Board which is invested by the Board with responsibility for the administration of the Plan and whose members meet the requirements for eligibility to serve as set forth in Rule 16b-3 and in the Plan.

         2.4    "Company" means Multi-Color Corporation.

         2.5 "Directors" means directors who serve on the Board and who are not officers or key employees of the Company or any of its Subsidiaries.

         2.6 "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect at the time of reference, or any successor law which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of ERISA shall refer to the corresponding provisions of ERISA as it may hereafter be amended or replaced.


         2.7 "Exchange Act" means the Securities Exchange Act of 1934, as in effect at the time of reference, or any successor law which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of the Exchange Act shall refer to the corresponding provisions of the Exchange Act as it may be amended or replaced.


         2.8 "Fair Market Value" means, with respect to the Shares, (a) if the Shares are listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or Nasdaq SmallCap Market, the last reported sales price of the Shares on the last business day prior to the date the value is to be determined as reported on such exchange; (b) if the Shares are not listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or Nasdaq SmallCap Market, the average of the last reported closing bid and asked quotation for the Shares on the last business day prior to the date the value is to be determined as reported on the Automated quotation System of NASDAQ or a similar service if NASDAQ is not reporting such information; (c) if the Shares are not listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or Nasdaq SmallCap Market or quoted by NASDAQ or a similar service, the average of the last reported bid and asked quotation for the Shares on the last business day prior to the date the value is to be determined as quoted by a market maker in the Shares (or if there is more than one market maker, the bid and asked quotation shall be obtained from two market makers and the average of the lowest bid and highest asked quotation shall be the "Fair Market Value"); or (d) if the Shares are not listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or Nasdaq SmallCap Market or quoted by NASDAQ and there is no market maker in the Shares, the fair market value of the Shares as determined by the Committee in good faith.


         2.9 "Option" means the right to purchase the number of Shares specified by the Plan at a price and for a term fixed by the Plan, and subject to such other limitations and restrictions as the Plan and the Committee imposes.


         2.10 "Option Agreement" means a written agreement in such form as may be, from time to time, hereafter approved by the Committee, which shall be duly executed by the Company and the Director and which shall set forth the terms and conditions of an Option under the Plan.


         2.11 "Permitted Transferees" means (i) the spouse, children or grandchildren of a Director, (ii) any trustees of any trust made by the Director primarily for the benefit of any such person identified in clause (i) or for the benefit of the Director, [(iii) a corporation or other entity in which the Director owns a controlling interest,] and (iv) the beneficiaries of any trust described in clause (ii).

         2.12 "Plan" means the 1998 Non-Employee Director Stock Option Plan of Multi-Color Corporation.

         2.13 "Regulation T" means Part 220, chapter II, title 12 of the Code of Federal Regulations, issued by the Board of Governors of the Federal Reserve System pursuant to the Exchange Act, as amended from time to time.

         2.14 "Rule 16b-3" means Rule 16b-3 of the General Rules and Regulations of the Securities and Exchange Commission as in effect at the time of reference, or any successor rules or regulations which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of Rule 16b-3 shall refer to the corresponding provisions of Rule 16b-3 as it may hereafter be amended or replaced.

         2.15 "Shares" means shares of the Company's no par value common stock or, if by reason of the adjustment provisions contained herein, any rights under an Option under the Plan pertain to any other security, such other security.

         2.16 "Subsidiary" or "Subsidiaries" means any corporation or corporations other than the Company in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         2.17 "Successor" means the legal representative of the estate of a deceased Director or the person or persons who shall acquire the right to exercise or receive an Option by bequest or inheritance or by reason of the death of the Director.

         2.18 "Term" means the period during which a particular Option may be exercised.


   3. STOCK SUBJECT TO THE PLAN. There will be reserved for use, upon the exercise of Options to be granted from time to time under the Plan, an aggregate of 90,000 Shares, which Shares may be, in whole or in part, as the Board shall from time to time determine, authorized but unissued Shares, or issued Shares which shall have been reacquired by the Company. Any Shares subject to issuance upon exercise of Options but which are not issued because of a surrender, lapse, expiration or termination of any such Option prior to issuance of the Shares shall once again be available for issuance in satisfaction of Options.

   4. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have full authority, in its discretion, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and generally to interpret and determine any and all matters whatsoever relating to the administration of the Plan and the granting of Options hereunder. The Board may, from time to time, appoint members to the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum. Any action of the Committee may be taken by a written instrument signed by all of the members, and any action so taken shall be fully as effective as if it had been taken by a vote of a majority of the members at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable and shall appoint a Secretary who shall keep minutes of its meetings and records of all action taken in writing without a meeting. No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his or her service on the Committee.

   5.    GRANT OF OPTIONS.

         5.1 Existing Directors. On the day after the Plan is approved by the Company's shareholders ("Effective Date") and on each anniversary of the Effective Date, each Director who (i) was a director on the Effective Date, and
(ii) is still a Director on each anniversary of the Effective Date, shall be granted an Option to purchase 2,000 Shares without further action by the Board or the Committee. In addition, on the Effective Date and on each anniversary of the Effective Date, each Director who (i) serves on a committee of the Board, and (ii) is still a member of a committee of the Board, shall receive an additional Option to purchase 2,000 Shares without further action by the Board or the Committee, provided that Options to purchase no more than 6,000 Shares shall be granted to any Director in any one fiscal year of the Company.

         5.2 Future Directors. Each Director who joins the Board after the Effective Date shall be granted an Option on the first day of his initial term on the Board to purchase 2,000 Shares without further action by the Board or the Committee. On each anniversary date of the Effective Date following the date the Director joined the Board (which first anniversary date is at least six months following the initial grant date hereunder), each such Director who is still a Director on such anniversary date shall be granted an Option to purchase 2,000 Shares without further action by the Board or the Committee. In addition, each such Director who is serving on a committee of the Board shall receive an additional option to purchase 2,000 Shares on each anniversary of the Effective Date provided that such Director remains a member of the committee of the Board on such anniversary of the Effective Date without further action by the Board or committee, provided that options to purchase no more than 6,000 Shares shall be granted to any Director in any fiscal year after the fiscal year in which such a Director first becomes a Director.


         5.3 Limitations. If the number of Shares available to grant under the Plan on a scheduled date of grant is insufficient to make all automatic grants required to be made pursuant to the Plan on such date, then each eligible Director shall receive an Option to purchase a pro rata number of the remaining Shares available under the Plan; provided further, however, that if such proration results in fractional Shares, then such Option shall be rounded down to the nearest number of whole Shares.

   6.    BASIC STOCK OPTION PROVISIONS.

         6.1 Option Price. The option price per share of any Option granted under the Plan shall be the Fair Market Value of the Shares covered by the Option on the date the Option is granted.


         6.2    Terms of Options.

                  (a) Options granted hereunder shall be exercisable for a Term of ten (10) years from the date of grant thereof, but shall be subject to earlier termination as hereinafter provided, and

                  (b) Any Option granted hereunder may be exercised immediately after the grant thereof.

         6.3 Termination of Directorship. In the event a Director ceases to be a member of the Board (other than by reason of death or disability), then an Option must be exercised by the Director (to the extent that the Director was entitled to do so at the termination of his or her directorship) at any time within ninety (90) days after he or she ceases to be a member of the Board, but not beyond the Term of the Option.


         6.4 Death or Disability of Director. If a Director dies or becomes disabled while he or she is a member of the Board, or within ninety (90) days after the date he or she ceases to be a member of the Board, then an

Option may be exercised (to the extent the Director shall have been entitled to do so at the time of his or her death or disability), by his or her Successor, in the event of death, or by him or her or his or her personal representative, as the case may be, in the event of disability, at any time within one (1) year after his or her death or termination of directorship, by reason of disability, but not beyond the Term of the Option.

    7.   EXERCISE OF RIGHTS UNDER AWARDS.

         7.1 Notice of Exercise. A Director entitled to exercise an Option may do so by delivery of a written notice to that effect specifying the number of Shares with respect to which the Option is being exercised and any other information the Committee may require. The notice shall be accompanied by payment in full of the purchase price of any Shares to be purchased, which payment shall be made in cash or by certificates of Shares duly endorsed in blank, equal in value to the purchase price of the Shares to be purchased based on their Fair Market Value at the time of exercise or a combination thereof. No Shares shall be issued upon exercise of an Option until full payment has been made therefor. All notices or requests provided for herein shall be delivered to the Company's President, or such other person as the Committee may designate. No fractional Shares shall be issued.

         7.2 Cashless Exercise Procedures. The Company, in its sole discretion, may establish procedures whereby a Director, subject to the requirements of Rule 16b-3, Regulation T, federal income tax laws, and other federal, state and local tax and securities laws, can exercise an Option or a portion thereof without making a direct payment of the option price to the Company. If the Company so elects to establish a cashless exercise program, the Company shall determine, in its sole discretion, and from time to time, such administrative procedures and policies as it deems appropriate and such procedures and policies shall be binding on any Director wishing to utilize the cashless exercise program.

   8. OTHER OPTION TERMS AND CONDITIONS. Each Option or each Option Agreement evidencing the grant of an Option shall contain such other terms and conditions not inconsistent herewith as shall be approved by the Committee.


   9. RIGHTS OF OPTION HOLDER. The holder of an Option shall not have any of the rights of a stockholder with respect to the Shares subject to purchase or receipt under his or her Option, except to the extent that one or more certificates for such Shares shall be issuable to the Holder upon the due exercise of the Option and the payment in full of the purchase price therefor.

   10. NONTRANSFERABILITY OF OPTION. An Option shall not be transferable, other than: (a) by will or the laws of descent and distribution, and an Option may be exercised, during the lifetime of the holder, of the Option, only by the holder, or in the event of death, the holder's Successor, or in the event of disability, the holder's personal representative, (b) pursuant to a qualified domestic relation order, as defined in the Code or ERISA or the rules thereunder, or (c) to Permitted Transferees.


   11. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of changes in all of the outstanding Shares by reason of stock dividends, stock splits, reclassifications, recapitalization, mergers, consolidations, combinations, or exchanges of shares, separations, reorganizations or liquidations, or similar events, or in the event of extraordinary cash or non-cash dividends being declared with respect to the Shares, or similar transactions or events, the number and class of Shares available under the Plan in the aggregate, the number and class of Shares subject to Options theretofore granted, applicable purchase prices and all other applicable provisions, shall, subject to the provisions of the Plan, be equitably adjusted by the Committee (which adjustment may, but need not, include payment to the holder of an option, in cash or in shares, in an amount equal to the difference between the price at which such Option may be exercised and the then current fair market value of the Shares subject to such Option as equitably determined by the Committee). The foregoing adjustment and the manner of application of the foregoing provisions shall be determined by the Committee, in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an Option.

   12. FORMS OF OPTIONS. An Option shall be granted hereunder on the date or dates specified in the Plan. Whenever the Plan provides for the receipt of an Option by a Director, the Company's President or such other person as the Committee shall appoint, shall forthwith send notice thereof to the Director, in such form as the Committee shall approve, stating the number of Shares subject to the Option, its Term, and the other terms and conditions thereof. The notice shall be accompanied by a written Option Agreement, in such form as may from time to time hereafter be approved by the Committee, which shall have been duly executed by or on behalf of the Company. Execution by the

Director to whom such Option is granted of said Option Agreement in accordance with the provisions set forth in this Plan shall be a condition precedent to the exercise of any Option.

   13.   TAXES.

         13.1 Right to Withhold Required Taxes. The Company shall have the right to require a person entitled to receive Shares pursuant to the exercise of an Option under the Plan to pay the Company the amount of any taxes which the Company is or will be required to withhold, if any, with respect to such Shares before the certificate for such Shares is delivered pursuant to the Option. Furthermore, the Company may elect to deduct such taxes from any other amounts then payable in cash or in Shares or from any other amounts payable any time thereafter to the Director.


         13.2 Director Election to Withhold Shares. A Director may satisfy the withholding tax liability, if any, with respect to the exercise of an Option, by having the Company withhold Shares otherwise issuable upon exercise of the Option if such Director makes an election to do so which satisfies the requirements of Rule 16b-3.

   14. TERMINATION OF THE PLAN. The Plan shall terminate ten (10) years from the date the Plan becomes effective, and an Option shall not be granted under the Plan after that date although the terms of any Option may be amended at any date prior to the end of its Term in accordance with the Plan. Any Option outstanding at the time of termination of the Plan shall continue in full force and effect according to the terms and conditions of the Option and this Plan.

   15. AMENDMENT OF THE PLAN. The Plan may be amended at any time and from time to time by the Board, but no amendment without the approval of the stockholders of the Company shall be made if stockholder approval under Rule 16b-3 would be required. Notwithstanding the discretionary authority granted to the Committee in Section 4 of the Plan, no amendment of the Plan or any Option granted under the Plan shall impair any of the rights of any holder, without the holder's consent, under any Option theretofore granted under the Plan.


   16. DELIVERY OF SHARES ON EXERCISE. Delivery of certificates for Shares pursuant to an Option exercise may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirements of any federal, state or local law or regulation or any administrative or quasi-administrative requirement applicable to the sale, issuance, distribution or delivery of such Shares. The Committee may, in its sole discretion, require a Director to furnish the Company with appropriate representations and a written investment letter prior to the exercise of an Option or the delivery of any Shares pursuant thereto.


   17. FEES AND COSTS. The Company shall pay all original issue taxes on the exercise of any Option granted under the Plan and all other fees and expenses necessarily incurred by the Company in connection therewith.

   18. EFFECTIVENESS OF THE PLAN. The Plan shall become effective on the Effective Date.

   19. OTHER PROVISIONS. As used in the Plan, and in Option Agreements and other documents prepared in implementation of the Plan, references to the masculine pronoun shall be deemed to refer to the feminine or neuter, and references in the singular or the plural shall refer to the plural or the singular, as the identity of the person or persons or entity or entities being referred to may require. The captions used in the Plan and in such Option Agreements and other documents prepared in implementation of the Plan are for convenience only and shall not affect the meaning of any provision hereof or thereof.

   20. OHIO LAW TO GOVERN. This Plan shall be governed by and construed in accordance with the laws of the State of Ohio.

                             MULTI-COLOR CORPORATION
-----------------------------------------------------------------------------

The undersigned hereby appoints GORDON B. BONFIELD and LOUIS
M. PERLMAN, or either one of them, proxies of the
undersigned, each with the power of substitution, to vote
all shares of Common Stock which the undersigned would be
entitled to vote at the Annual Meeting of Shareholders of
Multi-Color Corporation to be held on October 15, 1998 at
12:30 p.m. Eastern Time at the offices of the Corporation,
205 West Fourth Street, Cincinnati, Ohio 45202 and any
adjournment of such meeting on the matters specified below
and in their discretion with respect to such other business
as may properly come before the meeting or any adjournment
thereof.
-------------------------------------------------------------------------------

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS:

      1. Authority to elect as directors the six (6) nominees listed below.

                     FOR _______ WITHHOLD AUTHORITY _______

 GORDON B. BONFIELD, CHARLES B. CONNOLLY, LORRENCE T. KELLAR, BURTON D. MORGAN,
                    DAVID H. PEASE, JR. AND LOUIS M. PERLMAN

       WRITE NAME OF ANY NOMINEE(S) FOR WHOM AUTHORITY TO VOTE IS WITHHELD



      -------------------------------------------------------------------

      2. Approval of the 1998 Non-Employee Director Stock Option Plan.


FOR _______                    AGAINST _______                   ABSTAIN _______

      3. Ratification of the appointment of Grant Thornton LLP as independent public accountants for fiscal 1999.

FOR _______                    AGAINST _______                   ABSTAIN _______

             THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF
                DIRECTORS UNLESS A CONTRARY CHOICE IS SPECIFIED.


        (This proxy is continued and is to be signed on the reverse side)

                            Date              , 1998

                    (Important: Please sign exactly as name
                    appears hereon indicating, where proper,
                 official position or representative capacity.
                In the case of joint holders, all should sign.)






           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS